Exhibit 99.1

STAAR Surgical Announces Leadership Transition

Stephen C. Farrell appointed CEO to succeed Tom Frinzi

Elizabeth Yeu, M.D. elected Board Chair

LAKE FOREST, CA, February 26, 2025 --- STAAR Surgical Company (NASDAQ: STAA), the global leader in phakic IOLs with the EVO family of Implantable Collamer® Lenses (EVO ICL™) for vision correction, today announced a leadership transition. Stephen C. Farrell, current Lead Independent Director of the STAAR Board of Directors, has been appointed President and CEO, effective February 26, 2025. Tom Frinzi, STAAR’s current President and CEO, will remain with the Company in an advisory role through January 2026 to support the leadership transition and build upon STAAR’s strong relationships in the ophthalmic community.

“We are pleased to have a veteran healthcare executive of Steve’s caliber leading STAAR as we work to navigate current global macroeconomic challenges,” said Wei Jiang, Chair of the Board’s Nominating and Governance Committee. “Steve brings a keen understanding of the healthcare industry and an excellent history of successfully and profitably growing global businesses while maintaining strong financial discipline. His knowledge of STAAR, gained from nine years of service on the board, including the last two as Lead Independent Director, will help him transition rapidly in this new role. With his attention to detail, rigorous analytical skills, and broad operating expertise, we are confident that Steve is the right leader to drive the next phase of STAAR’s growth.”

“I am excited to join STAAR as CEO at this critical time,” said Mr. Farrell. “We have a best-in-class product, a strong network of surgeons, and a clear path to continued market share gains in a market that we expect to grow substantially over time. I have long believed in the advantages of the EVO ICL and its potential to transform refractive surgery. The building blocks for STAAR’s success are in place, and I will be looking at opportunities for improvement, optimization, and efficiency. Although the past few years have been challenging for our business and our investors, we are well positioned to deliver strong returns as the refractive surgery market stabilizes and resumes its historic growth. I look forward to working with STAAR team members and customers around the world as we continue to deliver upon our promise to be the first choice for surgeons and patients seeking visual freedom.”

Mr. Farrell brings to STAAR a long track record of operating and financial success, including over 20 years as both a CEO and CFO of global healthcare businesses. From 2011 to February 2024, he served as CEO of Convey Health Solutions, a technology-enabled healthcare business process outsourcer, which was acquired by TPG Capital in 2022. Previously, he served as President of PolyMedica Corporation, a publicly traded provider of diabetes supplies that grew rapidly for many years and then was acquired by Medco Health Solutions in 2007.

Mr. Jiang continued, “On behalf of the entire Board, I want to thank Tom for his contributions to help drive the global adoption of STAAR’s EVO ICL technology. We are grateful for his efforts and appreciate that he will continue to support our team in an advisory role.”

Mr. Frinzi said, “It has been an honor to lead STAAR these last two years. We have steadily advanced the company’s clinical and commercial capabilities and increased the awareness of the EVO ICL throughout the world. I am proud of what we have accomplished at STAAR, and I thank all of our employees for their hard work and dedication. I look forward to supporting Steve and the team, helping to ensure a smooth leadership transition, and continuing to collaborate with ophthalmologists to further drive EVO ICL adoption.”

Dr. Yeu Elected Board Chair

The Company also announced today that Elizabeth Yeu, M.D., who has served as a member of the Board since 2021, has been elected by the Board to serve as Board Chair.

Mr. Jiang concluded, “In keeping with our commitment to evolving, enhancing, and improving STAAR’s Board and governance, the Board has decided to separate the roles of CEO and Board Chair. Liz is a renowned ophthalmic surgeon who has made numerous contributions to STAAR during her tenure as a director. I know we will benefit from her leadership in the boardroom, as well as in the ophthalmic community.”

Dr. Yeu said, “As an ophthalmologist, I have seen first-hand the life-changing impact that EVO ICL can have on patients. The global myopia epidemic shows no sign of abating, and I believe that the future is bright for STAAR and EVO ICL. As we focus on growing the business and creating shareholder value, I look forward to working with Steve, the leadership team, and our valued surgeon partners.”

In connection with Mr. Farrell’s transition to CEO, the Board has appointed Director Lilian Zhou as Chair of the Audit Committee. Ms. Zhou has served with Mr. Farrell on the Audit Committee since December 2023 and brings more than two decades of financial analysis, capital markets, and investment experience to the role.

About Stephen C. Farrell

Since February 2024, Mr. Farrell has been working as a consultant to private companies focused on improving financial performance and operating efficiencies. From February 2011 to February 2024, Mr. Farrell served as the Chief Executive Officer and a member of the Board of Directors of Convey Health Solutions, a technology-enabled healthcare business process outsourcer. Also, from 2012 to 2020, he was a member of the Board of Directors of Lineage Cell Therapeutics, formerly known as BioTime, Inc., a clinical stage biotechnology company focused in the field of regenerative medicine. From 2008 to 2009, Mr. Farrell served as the Executive Vice President and Chief Financial Officer for Stream Global Services, a private equity owned business process outsourcer. From 1999 to 2007, Mr. Farrell served in multiple executive roles, including CFO, COO, and President, at PolyMedica Corporation, a publicly traded provider of diabetes supplies that was acquired by Medco Health Solutions in 2007. From 2007 to 2014, he served as a member of the Board of Directors of Questcor Pharmaceuticals, a biopharmaceutical company that was acquired by Mallinckrodt PLC in 2014. Mr. Farrell spent five years as a Senior Manager at PricewaterhouseCoopers from 1994 to 1999, and was a Certified Public Accountant (CPA). He received his B.A. from Harvard University and earned an M.B.A. at the University of Virginia, Darden School of Business.

About Dr. Elizabeth Yeu

Dr. Yeu has been a Partner at Virginia Eye Consultants since 2014. She has served as an Assistant Professor of Ophthalmology at the Eastern Virginia Medical School since 2012. Dr. Yeu was President of the American Society of Cataract and Refractive Surgery (ASCRS) from 2023 to 2024, and serves on the ASCRS Executive Board. Dr. Yeu has authored hundreds of medical journal articles and is a frequent lecturer nationally and internationally in the areas of refractive cataract surgery, anterior segment reconstruction, ocular surface disease management and the surgical management of astigmatism. Dr. Yeu was voted to The Ophthalmologist's Power List as follows: Global Top 100 Power List 2022 and 2020, Top 100 Women in Ophthalmology in 2021, Emerging Leader in 2019, Rising Stars in 2017 and Top 40 Under 40 in 2015. Dr. Yeu received the Women in Medicine’s Top Ophthalmologist Award in 2021, the inaugural Clinical Rising Star award in 2018 by the Ophthalmic Innovations Summit (OIS), was recognized as a Castle Connelly Top Doc 2016-2022 and received their Exceptional Women in Medicine Award in 2017-2018, earned the Best Doctors Award by her peers from 2013-2016, the Millennial Eye Award in 2015, and was recognized as Top 40 Under 40 through Virginia’s Inside Business Journal. Since December 2021, Dr. Yeu has served on the board of directors of Tarsus Pharmaceuticals, Inc., a biopharmaceutical company focused on the development and commercialization of therapeutic candidates to address a prevalent disease with limited treatment options. Since November 2024, she has served as Chief Medical Officer of Tarsus.

Dr. Yeu earned her medical degree through an accelerated and combined undergraduate/medical school program at the University of Florida College of Medicine. She completed her Ophthalmology residency at Rush University Medical Center in Chicago, where she served as Chief Resident (2006-2007). Dr. Yeu completed a fellowship in cornea, anterior segment, and refractive surgery at Baylor College of Medicine’s Cullen Eye Institute from 2007-2008, and she served as an Assistant Professor after her fellowship training.

About Lilian Zhou

Ms. Zhou has more than two decades of experience in corporate finance, capital markets, capital allocation and investment management. After a decade of working at prominent financial institutions such as Citadel, Kelusa Capital (an investment advisory firm backed by Tiger Management, L.L.C.) and Bear Stearns in investing and research roles, Ms. Zhou founded Yulan Capital Management LLC (“Yulan”), a global investment firm focused on publicly listed companies. Under her leadership, Yulan grew into a globally respected franchise from 2013 through June 2023 with offices in New York and Shanghai. Yulan’s institutional shareholder base included Tiger Management, L.L.C. as well as leading endowments, pension funds and insurance companies. Ms. Zhou started her career in investment banking at Credit Suisse. Ms. Zhou holds dual BA, Summa Cum Laude, in Economics and Mathematics- Statistics from Columbia University. She also holds an MBA in Finance and General Management from the Wharton School where she graduated as a Palmer Scholar. She is a Chartered Financial Analyst (CFA) Charter holder and received National Association of Corporate Directors (NACD) Directorship certification.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 40 years, designs, develops, manufactures and markets implantable lenses for the eye. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL,” which includes the EVO ICL™ product line. More than 3,000,000 ICLs have been sold to date and STAAR markets these lenses in over 75 countries. To learn more about the ICL go to: EVOICL.com. Headquartered in Lake Forest, CA, the

company operates manufacturing and packaging facilities in Aliso Viejo, CA, Monrovia, CA and Nidau, Switzerland. For more information, please visit the Company’s website at www.staar.com.

CONTACT: Investors & Media

Brian Moore

Vice President, Investor Relations and Corporate Development

(626) 303-7902, Ext. 3023

bmoore@staar.com

Investors - Asia

Niko Liu, CFA

Director, Investor Relations and Corporate Development - Asia

+852-6092-5076

nliu@staar.com